Exhibit 10.11

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is entered into this 11th day of April, 2014 by and between CohBar, Inc. (the “Company”) and Jon Stern (“You”) in order to provide the general terms of your employment with the Company:

1.	Employment. The Company is pleased that You will be serving in the role of Chief Executive Officer and Chief Strategy Officer of the Company. As Chief Executive Officer and Chief Strategy Officer, You shall report to the Board of Directors, or its designee, and shall have such duties and responsibilities as determined by the Board, including generally such duties and responsibilities as are commonly incident to those positions. Your employment shall be deemed effective as of the date hereof.

The Company recognizes that You will be performing your job duties primarily from your home. Given this arrangement, You agree to maintain safe conditions in your home office and to practice the same safety habits in your home office as though You work at the Company’s office. All job-related safety incidents or injuries must be promptly reported to the Company. In addition, You will be required to have equipment and software that meets any security standards set by the Company from time to time. The parties agree that the cost and expense of all equipment and software and any updates thereto shall be borne by the Company.

You also agree to abide by any employment guidelines or policies adopted by the Company and provided to You in writing from time to time, including those in any Company handbook as adopted or updated from time to time, recognizing that these policies may be amended and/or new ones implemented.

2.	Term/Termination

Your employment with the Company is “at-will.” Accordingly, both You and the Company remain free at all times to terminate the employment relationship, with or without cause, immediately upon written notice to the other party. Upon any termination of Your employment the Company shall pay You any earned but unpaid portion of your then applicable Base Salary, bonus, benefits and unreimbursed business expenses, in each case with respect to the period ending on the date of notice of termination (“the “Termination Date”). If your employment is terminated by the Company without Cause (as defined below), or if you resign with Good Reason (as defined below), then, in lieu of any further salary, bonus, benefits or other payments for periods subsequent to the date of Termination Date (a) the Company shall pay You a severance payment (“Severance”) in an aggregate gross amount equal to fifty percent (50%) of your then current annual base salary, (b) the Company shall reimburse You for the premiums on any COBRA coverage (“COBRA Reimbursements”) that You elect for yourself and the members of your immediate family for a period of six (6) months following the Termination Date, and (c) the number unvested shares subject to the Options (as defined below) equal to the number that would have vested during the twelve (12) months immediately following the Termination Date shall immediately vest and be exercisable in accordance with the terms of the Option Agreement (as defined below). Severance shall be payable in one (1) lump sum within ten (10) business days following the date on which the Separation Agreement

(as described below) becomes effective and shall be subject to normal payroll deductions and withholding. COBRA Reimbursements shall be paid promptly following your incurrence of such expenses.

Any material breach of this Agreement or that certain Proprietary Information and Inventions Assignment Agreement by and between You and the Company dated as of the date hereof which remains uncured during the Severance Period (or which is incapable of cure) shall immediately relieve the Company from its obligation to pay Severance and/or COBRA Reimbursements. You further recognize and agree that as a precondition to obtaining Severance and/or COBRA Reimbursements, You must sign a Separation Agreement in a form substantially similar to the form of Separation Agreement attached as Exhibit A hereto that, among other things, releases any claims You may have against the Company and such Separation Agreement must become effective within fifty-five (55) days following the Termination Date. Failure to sign the Separation Agreement will relieve the Company of any obligation to pay Severance or COBRA Reimbursements.

For purposes hereof, “Cause” means (i) your conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) dishonesty or fraudulent conduct by You against the Company; (iii) Your willful violation of a key Company policy or material breach of this Agreement, provided that if such violation or breach is curable, such violation or breach may be cured by You within ten (10) days after You receive written notice of such violation or breach (including, but not limited to, acts of harassment, discrimination, or violence; use of unlawful drugs or drunkenness during normal work hours); (iv) the willful failure by You to perform your duties for the Company if such failure to perform is not cured by You within ten (10) days after You receive written notice of such failure; (v) competing with the Company, diversion of any corporate opportunity or other similar conflict of interest or self-dealing incurring to your direct or indirect benefit; (vi) gross negligence or intentional misconduct that results in significant injury to the Company or its affiliates; or (vii) your death or Disability (as defined below).

“Disability” shall mean that You are entitled to receive long-term disability benefits under the long-term disability plan of the Company in which You participate, or, if there is no such plan, your inability, due to physical or mental incapacity, to substantially perform your duties and responsibilities under this Agreement for one hundred eighty (180) consecutive days.

“Good Reason” shall mean the occurrence, without your express prior written consent, of any one or more of the following:

(1) A material breach of this Agreement by the Company;

(2) Your duties or responsibilities are materially diminished or You are assigned duties that are inconsistent with the duties then currently performed by You, provided, however, that “Good Reason” shall not be deemed to exist if You are reassigned to a position of like stature with an equivalent scope and responsibilities (whether or not such position involves a change of title);

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(3) The Company’s requiring You to work principally from an office located in excess of thirty (30) miles from your home in Mill Valley, California, except for required travel on the Company’s business to an extent substantially consistent with your position;

(4) A material reduction by the Company of your base salary, except to the extent ratably consistent with reductions applied to the base salaries of all the Company’s executive officers; or

(5) The initiation of insolvency proceedings or the voluntary or involuntary filing of a petition for bankruptcy or similar reorganization of the Company.

Notwithstanding the foregoing, your resignation as a result of any of the foregoing conditions shall be considered a voluntary resignation by You unless You shall have provided written notification to the Company of the condition(s) allegedly constituting Good Reason and Company shall have failed to correct such condition(s) within ten (10) days after Company’s receipt of such notice; provided, that your resignation occurs on or prior to the earliest to occur of (i) the correction of the condition(s) allegedly constituting Good Reason and (ii) the date that is six (6) months following the initial existence of the occurrence of the applicable event or condition claimed to constitute “Good Reason”.

3.	Exclusive Services. You agree to (a) devote your full and entire professional time, attention, and energies to your position with the Company, (b) use your best efforts to promote the interests of Company, (c) perform faithfully, loyally, and efficiently your responsibilities and duties, and (d) refrain from any endeavor outside of your employment which interferes with your ability to perform your obligations or violates your covenants.

4.	Base Salary. For all services performed by You pursuant to this Agreement, You shall initially be paid a salary of $250,000.00 per year (“Base Salary”), which shall be reviewed annually. The Base Salary shall be earned and payable in installments in accordance with the Company’s then existing payroll policies, and be subject to the normal and/or authorized deductions and withholdings as are required by law. You understand that your Base Salary is the only pay that You will receive from the Company and that your employment-related benefits, bonuses, stock options and other equity compensation, if any, are not part of your pay.

5.	Stock Options. Pursuant to the Company’s current 2011 Equity Incentive Plan (the “Plan”), the Company shall recommend that You receive options (“Options”) to purchase 478,245 shares of the Company’s common stock. The terms of any option grant shall be governed by the Plan and a Stock Option Agreement in substantially the form attached hereto as Exhibit B (the “Option Agreement”). You acknowledge that any stock options granted do not, and will not, constitute wages or compensation. Unless otherwise provided in the Plan or required by law, the Board of Directors of the Company shall have sole discretion regarding the grant of options, exercise price of options, the vesting schedule and all other terms and conditions of the option grant. However, your options will vest in accordance with the schedule set forth in the Option Agreement, and vesting will accelerate upon a Change in Control (as defined in the Plan).

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6.	Bonus. You may also be eligible for a yearly bonus of up to thirty-five percent (35%) of your Base Salary. Whether You receive a bonus shall depend on personal and/or Company performance criteria established by the Company’s Board of Directors in its discretion. Decisions on the grant of bonuses, the criteria under which the bonus shall be awarded, the achievement of such criteria, the amount of any bonus earned, and the timing of the bonus payment are solely within the discretion of the Company’s Board of Directors. Any bonus payment made to You will be subject to the normal and/or authorized deductions and withholdings.

7.	Benefits. Upon satisfaction of eligibility criteria, You shall be eligible to receive any employee benefits generally provided to other senior executives of the Company. These benefits currently include health, dental, and vision coverage, subject to an out-of-pocket contribution by You of twenty percent (20%) of the insurance premiums. In the event You elect not to participate in the health, dental or vision coverage offered by the Company, You shall be entitled to receive compensation in an amount equal to what the Company’s cost of providing such benefits to you would have been, subject to the normal and/or authorized deductions and withholdings which shall be payable in installments in accordance with the Company’s then existing payroll policies during each pay period in which You are not participating in such health, dental or vision benefit programs. In addition, You shall be entitled to participate in or receive benefits under any formal or informal benefit plan or other arrangement, if any, made available by the Company generally to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements; provided, that You shall be entitled to not less than three (3) weeks vacation per year. Upon your separation from the Company you will be paid for any accrued and unused vacation time to the extent that the Company establishes a policy of accrual and carryover of vacation time or such payment is required by applicable law. Notwithstanding anything to the contrary herein, benefit plans offered by the Company may be amended or discontinued by the Company at any time upon advance notice to You.

8.	Reimbursement of Expenses. Upon presentation of appropriate documentation, You will be reimbursed for expenses incurred as a result of normal business activities in accordance with the then-existing policies. Without limiting the generality of the foregoing, the Company shall reimburse You for any legal expenses you incur directly related to the review of this Agreement in an aggregate amount not to exceed $7,500.00.

9.	Confidentiality/Assignments of Rights. You will have access to confidential, proprietary and trade secret information, the ownership and protection of which is very important to the Company. You acknowledge having entered into a Proprietary Information and Inventions Assignment Agreement with the Company concurrent with your execution of this Agreement.

10.	Disclosure of Prior Restrictions. The Company is not employing You to obtain any information that is the property of any previous employers or any other person or entity. You represent and warrant that You are not currently subject to any restriction that would prevent or limit You from carrying out your duties for the Company. You also agree not to take any action on behalf of the Company that would violate a prior restriction or agreement and to notify the Company immediately if any such restriction arises.

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11.	Return of Company Property. You understand and agree that all equipment, records, files, manuals, forms, data, materials, supplies, computer programs, tangible property, assets and all other information or materials furnished by the Company, or generated or obtained during the course of your employment shall remain the property of the Company (collectively “Company Property”). You agree to return to the Company all Company Property immediately following the Termination Date, or promptly upon the Company’s request.

12.	Indemnification Agreement. The Company shall indemnify You to the fullest extent permitted under applicable law against all expenses, judgments, fines and amounts paid in settlement by You in connection with any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, in which You are involved by reason of (i) the fact that You are or were a director or officer of the Company, (ii) any action taken by You or any action or inaction on Your part while acting as a director or officer of the Company, or (iii) the fact that You are or were serving at the request of the Company as a director, trustee, officer, employee, agent or fiduciary of the Company.

13.	Severability/Court Enforcement. If any clause or provision in this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, that clause or provision shall be void and the remainder of this Agreement shall remain in full force and effect.

14.	Entire Agreement. This Agreement and the Proprietary Information and Inventions Assignment Agreement constitute the entire agreement between the parties and supersede all prior representations and understandings between the parties. The Agreement and the Proprietary Information and Inventions Assignment Agreement may not be modified in any way except upon the written amendment of this Agreement executed upon the express approval of the Company’s Board of Directors.

15.	Assignment/Binding Effect. You acknowledge that the services to be performed by You pursuant to this Agreement are unique and personal. You may not assign any of your rights or delegate any of your duties or obligations under this Agreement without the prior written consent of the Company. The Company, however, may assign its rights and obligations. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their respective legal representatives, successors and permitted assigns.

16.	Effect of Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. No waiver shall be valid unless it is in writing.

17.

Law and Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the State of California without regard to rules governing conflicts of law. For all disputes under this Agreement or

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related to your employment, the parties agree that any suit or action between them shall be instituted and commenced exclusively in the local state or federal courts in Los Angeles County, California. Both parties waive the right to change such venue and hereby consent to the jurisdiction of such courts for all potential claims under this Agreement or related to your employment.

18.	Attorney Fees. In the event that a dispute arises regarding this Agreement, the prevailing party will be entitled to recover all costs, including attorneys’ fees and expenses, at all levels of proceeding.

19.	Amendments. No provision of this Agreement may be modified, altered or amended except by written agreement executed by the Company and you.

20.	Headings. The various headings set forth in this Agreement are inserted for reference purposes only and shall in no way effect the meaning or intent of any provision hereof.

21.	Counterparts. This Agreement may be signed in counterparts each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement.

22.	Code Section 409A.

(a) The payments provided in this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the terms of this Agreement will be construed, administered and governed in a consistent manner. Each payment provided in this Agreement is designated a “separate payment” within the meaning of Code Section 409A.

(b) Separation from Service. Notwithstanding anything contained herein to the contrary, in the event that any severance benefits would be treated as deferred compensation pursuant to Code Section 409A, such severance benefits shall not be triggered unless and until You experience a “separation from service” within the meaning of Code Section 409A.

(c) Payment Timing. If the Company determines that You are a “specified employee” under Code Section 409A(a)(2)(B)(i) at the time of Your “separation from service,” then (i) any severance payment, to the extent that it is subject to Code Section 409A, will be paid on the first business day following (A) expiration of the six-month period measured from the “separation from service” date, or (B) the date of Your death.

(d) Expense Reimbursement. To the extent that any reimbursements under this Agreement are subject to the provisions of Code Section 409A, any such reimbursements payable to You shall be paid to You no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Your right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

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You acknowledge that You have read this Agreement and that You have had an opportunity to consult with an attorney. You accept and sign this Agreement of your own free act and in full and complete understanding of its present and future legal effect.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CohBar, Inc.

By:	/s/ Jeff Biunno
Jeff Biunno
Chief Financial Officer

Jon Stern:

/s/ Jon Stern
Social Security No.: (Provided Separately)

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Exhibit A

SEPARATION AGREEMENT AND RELEASE

[see attached]

Separation Agreement	Exhibit A

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Separation Agreement”) is entered into this                     day of                 , 20    by and between CohBar, Inc. (the “Company”) and Jon Stern (“You”) in order to provide the terms of your separation from the Company, and to resolve all issues that You might have in connection with your employment and separation from the Company.

In consideration of the mutual promises and undertakings contained herein, the parties agree as follows:

1. Separation. The parties agree that your separation from the Company is in the mutual benefit of both parties. Your employment with the Company will cease on                     , 20            (the “Separation Date”). All of your wages and benefits (except as otherwise provided in this Separation Agreement) will cease as of the Separation Date.

2. Consideration and Severance. The purpose of this Separation Agreement is to resolve all potential disputes You may have with the Company. You, therefore, confirm and agree that other than the payments below, no other payments are due to you. All payments described below shall be subject to usual tax and other withholdings and deductions.

As consideration for your promises under this Separation Agreement:

a. Wages. On the Company’s next regular payroll date after the Separation Date, the Company will pay You your wages, less regular withholdings, earned through the Separation Date.

b. Severance. Severance will only be provided if You are terminated without Cause or if You resigned with Good Reason (each as defined in your Executive Employment Agreement). If You are eligible for severance, then ten business days following your signature on this Agreement, as long as You have not revoked this Agreement (see Paragraph 4), the Company will provide You with the severance payments discussed in Section 2 of your Executive Employment Agreement.

You acknowledge and agree that neither the Company nor any of its attorneys have made any representations regarding the tax consequences of any amounts received by You pursuant to this Agreement. You agree to pay federal, state, and local taxes, if any, that are required by law to be paid by You with respect to this Agreement, including any obligation for federal income tax, social security, Medicare, or otherwise. You further agree to indemnify the Company for any claims, demands, deficiencies, assessments or recoveries by any governmental entity for any amounts claimed due on account of this Agreement or pursuant to claims made under any tax laws, including any incidental costs, expenses, or damages sustained by the Company. You further certify that You are not subject to backup withholding.

3. Insurance Benefits. All your benefits will cease as of the Separation Date, except that You may be eligible to continue insurance coverage on a fully or partially self-paid basis under COBRA.

Separation Agreement	Exhibit A

4. Waiver and Release of Claims.

In return for the benefits conferred by this Separation Agreement, which You acknowledge exceed the amounts which You would otherwise be entitled to receive, you, on behalf of yourself and your marital community, and your heirs, executors, administrators and assigns, hereby release in full and forever discharge, acquit and hold harmless the Company, including any of the Company’s past or present parents, subsidiaries or otherwise affiliated corporations, partnerships, or other business entities or enterprises, and all of its or their past or present affiliates, related entities, partners, subsidiaries, insurers, predecessors, successors, assigns, directors, officers, shareholders, members, investors, attorneys, accountants, representatives, agents and employees (these entities/persons together with Company are collectively referred to as “Associated Persons”), from any and all claims, causes of action, suits, liabilities, demands, damages, including damages for pain and suffering and emotional harm, charges, controversies, expenses and obligations of every nature, character or kind, whether contractual, monetary, or non-monetary in nature that arise at any time prior to the date You sign this Agreement (collectively “Claims”). This release includes all Claims whether they are now known to You or are later discovered by you, suspected or unsuspected, and regardless of whether the Claims are mature or contingent, including, but not limited to, any Claims which in any manner or fashion arise from or relate to your employment with us, any contractual agreements between You and us, or your separation from employment with us, including without limitation any claims for damages, equitable relief, attorney fees or costs. This release specifically includes, but is not limited to, all Claims arising from or relating to your employment with the Company or your provision of services to the Company or the termination of such employment or services. You do not waive or release any claims or rights that may arise after the date You sign this Agreement, nor does this waiver and release preclude either party from filing a lawsuit for the exclusive purpose of enforcing its rights under this Agreement.

This release includes, but is not limited to, any Claims that You might have for reinstatement, reemployment, or for additional compensation, including without limitation any Claim for any past, current or future wages, bonuses, commissions, fees, payments, incentive payments, sick leave pay-out, extended illness bank pay-out, severance pay, expenses, salary, unvested stock options, vacation pay, fees or costs, losses, penalties or benefits. Without limitation, it applies to Claims for damages or other personal remedies that You might have under any federal, state and/or local law, statutory, regulatory or common, dealing with employment, tort, contract, wage and hour, civil rights or any other matters, including, by way of example and not limitation, applicable civil rights laws, retaliation, federal and state whistleblower laws, Title VII of the Civil Rights Act of 1964, the Post-War Civil Rights Act of 1964, the Post-War Civil Rights Acts (42 USC Sections 1981-1988), the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the National Labor Relations Act, the Employee Retirement Income Security Act (excluding COBRA), the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Occupational Safety and Health Act, the Sarbanes-Oxley Act of 2002, the Health Insurance Portability and Accountability Act of 1995, the Rehabilitation Act of 1973, the Equal Pay Act of 1963 and Executive Order 11246, and any regulations under such laws. This

Separation Agreement	Exhibit A

release further applies to any Claims or right to personal damages, benefits or other personal legal or equitable remedies that You may have as a result of filing any complaint, charge or other action before any administrative agency.

You have read and intend to waive Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN [HIS] FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY [HIM] MUST HAVE MATERIALLY AFFECTED [HIS] SETTLEMENT WITH THE DEBTOR.

You understand that Section 1542 gives You the right not to release existing claims of which You are not aware or do not know or suspect unless You voluntarily choose to waive this right. Having been so apprised, You nevertheless hereby voluntarily elect to and do waive all rights and benefits described in Section 1542 and all similar provisions of law of other jurisdictions to the full extent that You might lawfully waive each and all such rights and benefits pertaining to the subject matter released herein and elect to assume all risks for claims that now do or may exist in your favor, whether known or unknown, suspected or unsuspected. In connection with such waiver and relinquishment, You hereby acknowledge that You are aware that You may hereafter discover facts in addition to or different from those You now know or believe to be true with respect to the subject matter of this Agreement, that it is your intention hereby fully, finally and forever to settle and resolve matters released herein, disputes, differences, known or unknown, suspected or unsuspected, which now exist, may exist, or heretofore have existed and that in furtherance of such intention, your release as given herein shall be and remain in effect as a full and complete general release notwithstanding the discovery of the existence of any such additional or different facts.

YOU ACKNOWLEDGE AND AGREE THAT THROUGH THIS RELEASE YOU ARE GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT YOU MAY HAVE AGAINST THE COMPANY AND ASSOCIATED PERSONS ARISING PRIOR TO THE DATE YOU SIGN THE AGREEMENT.

ADEA Waiver. You acknowledge that your waiver and release hereunder of any rights You may have under the Age Discrimination in Employment Act of 1967 (ADEA), as amended by the Older Workers Benefit Protection Act, is knowing and voluntary. You certify that You have read and understand the provisions of this release of claims. You and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the date this Separation Agreement is executed. You acknowledge that the severance benefits provided in this Separation Agreement are specifically linked to your ADEA claim release and that You would not receive the same benefits absent your agreement to provide such a release. You acknowledge that You have been advised by this writing, as required by the Older Workers Benefit Protection Act, that (a) You should consult with an attorney prior to executing this Separation Agreement; (b) You have twenty-one (21) days to consider this Separation Agreement (although You may, by your own choice, execute this Separation

Separation Agreement	Exhibit A

Agreement earlier); (c) You have seven (7) days following the execution of this Separation Agreement by You to revoke the Separation Agreement; and (d) this Separation Agreement shall not be effective until the date upon which this revocation period has expired. If You wish to revoke the Separation Agreement, You must send written notice of your revocation to the attention of                     , to be received within seven (7) days following your signature on this Separation Agreement.

The only Claims excluded from this release are claims relating to breach or enforceability of this Separation Agreement and your right to file a complaint, charge or other action with a governmental agency. With regard to governmental agency complaints, however, You understand and agree that You are expressly waiving any right to obtain monetary damages or any other relief that provides personal benefit resulting from the agency claim. This waiver and release is effective to the full extent the law permits You to release your individual claims. It does not affect reimbursement rights You may currently possess under any health insurance coverage or accrued rights You may have under any retirement plan after termination.

5. No Claims. You agree to inform us if You have filed any released Claims against the Company, including any Associated Person, except You are not required to inform us of the filing of any claims that are explicitly excluded from Paragraph 4. You further agree that You will not file any Claims that have been released under Paragraph 4.

6. Non-Admission of Liability. This Separation Agreement is not an admission by either party of any liability or of any violation by the Company or Associated Persons of any law.

7. Return of Property. You will return to the Company all of its property in your possession or control by the Separation Date. You also warrant that You have provided the Company with copies of all contracts, agreements, obligations or promises into which You have entered as the Company’s representative.

8. Nondisparagement. The Company is entering into this Separation Agreement, in part, to ensure an amicable relationship with you. You, therefore, agree not to make negative or disparaging comments, publicly or privately, concerning the Company, its products or services, or Associated Persons, except as may be required by judicial or administrative order or legal process. The Company shall not agree not to make negative or disparaging comments publicly or privately concerning You, but nothing in this agreement will prevent employees of the Company from testifying truthfully in response to a subpoena.

9. Confidentiality. Since the Company does not provide severance to all employees, You agree to keep the terms and conditions of this Separation Agreement, including any payments made hereunder, strictly confidential. You further agree not to disclose such terms or conditions in any manner whatsoever, unless required by law; provided that You may share the provisions with your immediate family, attorneys, health care providers, and tax and financial advisors. In such cases You shall take reasonable precaution to ensure that such information will be protected within the letter and spirit of this Separation Agreement. You agree to instruct any person with whom You share the information pursuant to this Paragraph to likewise keep confidential the terms of this Separation Agreement.

Separation Agreement	Exhibit A

You are also reminded that the Proprietary Information and Inventions Assignment Agreement signed by You on                     , 20    remains in effect after your employment with the Company ends.

10. Entire Agreement. This Separation Agreement, your Executive Employment Agreement, and the Proprietary Information and Inventions Assignment Agreement express the full and complete agreement between the parties regarding the separation of your employment from the Company. The terms of this Separation Agreement are contractual and not a mere recital of promises. There is no understanding or agreement to make any payment or perform any act other than what is provided for in this document. Any modification of this Separation Agreement shall not be effective unless it is in writing and signed by all parties to this Separation Agreement.

11. Waiver. No waiver of any provision of this Separation Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

12. Binding Effect. All rights, remedies and liabilities given to or imposed upon the parties by this Separation Agreement shall extend to, inure to the benefit of and bind the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns.

13. Severability. In the event any provision or portion of this Separation Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Separation Agreement shall remain in full force.

14. Enforcement. In the event there is a breach of this Separation Agreement or non-compliance with a term contained herein by either party, the non-defaulting or substantially prevailing party shall be entitled to recovery of any reasonable costs, including attorneys’ fees and expenses, incurred in enforcing this Separation Agreement.

15. Governing Law and Venue. This Separation Agreement shall be governed in accordance with the laws of the State of California, without regard to its conflict of law principles. Any suit in connection with this Separation Agreement shall be brought and maintained in the federal or state courts in Los Angeles County, California. The parties irrevocably submit to the jurisdiction of such courts for the purpose of such suit and irrevocably waive, to the fullest extent permitted by law, any objection it may have to the venue and any claim that the forum is inconvenient.

16. Voluntary Agreement. The Company encourages You to discuss this Agreement with financial and legal counsel of your choice. You acknowledge that You have had an opportunity to do so and have read the entire Agreement. You further acknowledge that You

Separation Agreement	Exhibit A

are voluntarily executing this Separation Agreement with the full and complete understanding of the terms of this Separation Agreement and its present and future legal effect, without any undue pressure or coercion from the Company.

IN WITNESS WHEREOF, the parties have executed this Separation Agreement voluntarily and free of all duress or any other encumbrance as of the date and year set forth above.

JON STERN	COHBAR, INC.

By:
SSN:	Title:
Date:	Date:

Separation Agreement	Exhibit A

Exhibit B

STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT

COHBAR, INC.

STOCK OPTION GRANT NOTICE

(2011 EQUITY INCENTIVE PLAN)

CohBar, Inc. (the “Company”), pursuant to its 2011 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:	Jon Stern

Date of Grant:	April 11, 2014

Vesting Commencement Date:	May 1, 2013

Number of Shares Subject to Option:	478,245

Exercise Price (Per Share):	$0.26

Total Exercise Price:	$124,343.70

Expiration Date:	April 11, 2024

Type of Grant:    ☒    Incentive Stock Option                ☐  Nonstatutory Stock Option

Exercise Schedule:                                                              ☐  Same as Vesting Schedule     ☒     Early Exercise Permitted

Vesting Schedule:	Shares subject to the Option shall vest in a series of thirty six (36) successive equal monthly installments (rounded down to the nearest whole share, except for the last vesting installment) commencing on the Vesting Commencement Date such that all shares subject to the Option shall be vested and exercisable on the third (3rd) anniversary of the Vesting Commencement Date, subject to Optionholder’s Continuous Service (as defined in the Plan) through each such vesting date.

In the event Optionholder is terminated without Cause (as defined in the that certain Executive Employment Agreement dated April 11, 2014 by and between Company and Optionholder (the “Employment Agreement”) or resigns for Good Reason (as defined in the Employment Agreement), that number of shares subject to the Option equal to the number of shares that would have vested during the twelve (12) months immediately following the termination date shall immediately vest and be exercisable.

In the event of a Change in Control, all of the shares subject to the Option shall be deemed to have vested and become exercisable immediately prior to the effectiveness of the Change in Control, subject to Optionholder’s Continuous Service through the date of such Change in Control.

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash, check, bank draft or money order payable to the Company

☐ By deferred payment

☒ By net exercise or by cashless exercise as described in Section 5(a).

1

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the grant and terms of this Option and supersede all prior oral and written agreements on that subject with the exception of the following agreements only:

OTHER AGREEMENTS: Executive Employment Agreement dated April 11, 2014

COHBAR, INC.	OPTIONHOLDER:

By:
Signature	Signature
Title:	Date:
Date:

ATTACHMENTS: Option Agreement, 2011 Equity Incentive Plan and Notice of Exercise

2

ATTACHMENT I

COHBAR, INC.

2011 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Cohbar, Inc. (the “Company”) has granted you an option under its 2011 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service in accordance with the terms of the Plan.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six months of Continuous Service measured from the date of grant specified in your Grant Notice (the “Date of Grant”), notwithstanding any other provision of your option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of your death or disability, (ii) upon a Corporate Transaction in which your option is not assumed, continued or substituted or (iii) upon a Change in Control in which the vesting of your option accelerates, you may exercise the vested portion of your option earlier than six months following the Date of Grant.

4. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:

(a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

5. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded, and to the extent permitted by law, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) Pursuant to the following deferred payment alternative:

(i) Not less than 100% of the aggregate exercise price, plus accrued interest, shall be due four years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.

(ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the classification of your option as a liability for financial accounting purposes.

(iii) To elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a pledge agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

(d) If the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

(e) in any other form of legal consideration that may be acceptable to the Board.

6. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

8. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) six months after the termination of your Continuous Service for any reason other than Cause or your Disability (as defined in the Employment Agreement) or death, provided that if during any part of such three month period you may not exercise your option solely because of the condition set forth in Section 7 relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of six months after the termination of your Continuous Service; and if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option shall not expire until the earlier of (x) the later of (A) the date that is seven months after the Date of Grant or (B) the date that is six months after the termination of your Continuous Service, or (y) the Expiration Date;

(c) twelve months after the termination of your Continuous Service due to your Disability;

(d) eighteen months after your death if you die during your Continuous Service;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 8(b) or 8(c) above, the term of your option shall not expire until the earlier of 18 months after your death, the Expiration Date indicated in your Grant Notice, or the day before the tenth anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three months after the date your employment with the Company or an Affiliate terminates.

9. EXERCISE.

(a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company at the time of exercise) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two years after the date of your option grant or within one year after such shares of Common Stock are transferred upon exercise of your option.

(d) By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of the first registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711, NYSE Member Rule 472, the rules of any exchange on which the Company’s securities are listed and similar rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section 9(d) shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may imprint legends on certificates evidencing your shares of Common Stock and/or impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(e) As a condition to your exercise of your option and to the Company’s issuance and delivery of the shares of Common Stock issuable upon such exercise, the Company may require that you execute certain customary agreements entered into with the holders of capital stock of the Company, such as a right of first refusal and co-sale agreement, stockholders’ agreement and a voting agreement.

10. TRANSFERABILITY. Except as otherwise provided in this Section 10, your option is not transferable except by will or by the laws of descent and distribution and is exercisable during your lifetime only by you; provided, however, that the Board may, in its sole discretion, permit you to transfer your option to such extent as permitted by Rule 701, if applicable at the time of the grant of the option and in a manner consistent with applicable tax and securities laws upon your request. Additionally, if your option is an Incentive Stock Option, the Board may permit you to transfer your option only to the extent permitted by Sections 421, 422 and 424 of the Code and the regulations and other guidance thereunder. Notwithstanding anything to the contrary in this Section 10 or otherwise in this Option Agreement, if at any period of time the Company is relying on Rule 12h-1(f), your option is transferrable during such period only to the extent permissible under Rule 12h-1(f).

(a) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order. If this option is an Incentive Stock Option, this option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(b) Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of your estate shall be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option will be subject to the right of first refusal described below. The Company’s right of first refusal will expire upon the initial public offering of the Company’s common stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission or any foreign regulatory agency under the Securities Act or any foreign securities laws (the “Listing Date”).

(a) Prior to the Listing Date, you may not validly Transfer (as defined below) any shares of stock acquired upon exercise of your option, or any interest in such shares, unless such Transfer is made in compliance with the following provisions:

(i) Before there can be a valid Transfer of any shares or any interest therein, the record holder of the shares to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired upon exercise of your option will be immediately subject to the Company’s Right of First Refusal (as defined below) with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

(ii) For a period of 30 calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your option as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in Section 11(a)(iii) (the Company’s “Right of First Refusal”). In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30- days (including any extension required to avoid classification of the option as a liability for financial accounting purposes).

(iii) The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under Section 11(a)(i)), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv) If, and only if, the option given pursuant to Section 11(a)(ii) is not exercised, the Transfer proposed in the notice given pursuant to Section 11(a)(i) may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the tenth calendar day after the expiration of the 30-day option exercise period or after the 90th calendar day after the expiration of the 30-day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section 11(a). The option exercise periods in this Section 11(a)(iv) will be adjusted to include any extension required to avoid the classification of your option as a liability for financial accounting purposes.

(b) As used in this Section 11 and in Section 12 below, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of the Company’s stock or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution.

(c) None of the shares of the Company’s stock purchased on exercise of your option will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such shares or any interest therein unless and until all applicable provisions of this Section 11 have been complied with in all respects. The certificates of stock evidencing shares of stock purchased on exercise of your option will bear an appropriate legend referring to the transfer restrictions imposed by this Section 11.

(d) To ensure that the shares subject to the Company’s Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you purchase upon exercise of your option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Right of First Refusal, the agent will deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

12. RIGHT OF REPURCHASE.

(a) Subject to the “Repurchase Limitation” in Section 8(l) of the Plan, the Company will have a Repurchase Right (as defined below), prior to the Listing Date, as to all or any part of the shares received pursuant to the exercise of your option on the terms and conditions below.

(b) The Company may elect (but is not obligated) to repurchase all or any part of the shares that you acquired upon exercise of your option (the Company’s “Repurchase Right”). If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company the stock of which is subject to the provisions of your option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired upon exercise of your option will be immediately subject to this Repurchase Right with the same force and effect as the shares subject to the Company’s Repurchase Right immediately before such event.

(c) The Company’s Repurchase Right will be exercisable only within the 90 day period following a Repurchase Event (or such longer period as may be required to avoid classification of the option as a liability for financial accounting purposes), or such longer period as may be agreed to by the Company and you (the “Repurchase Period”). Each of the following events will constitute a “Repurchase Event”:

(i) Termination of your Continuous Service for any reason or no reason, with or without cause, including death or Disability, in which event the Repurchase Period will commence on the date of termination of your Continuous Service (or in the case of a post-termination exercise of your option, the date of such exercise).

(ii) You, your legal representative, or other holder of shares of Common Stock acquired upon exercise of your option attempts to Transfer (as defined in Section 11 above) any of the shares without compliance with the right of first refusal provisions contained in Section 11 above, in which event the Repurchase Period will commence on the date the Company receives actual notice of such attempted Transfer.

(iii) The receivership, bankruptcy, or other creditor’s proceeding regarding you or the taking of any of the shares by legal process, such as a levy of execution, in which event the Repurchase Period will commence on the date the Company receives actual notice of the commencement of pendency of the receivership, bankruptcy or other creditor’s proceeding or the date of such taking, as the case may be, and the Fair Market Value of the shares will be determined as of the last day of the month preceding the month in which the proceeding involved commenced or the taking occurred.

(d) The Company will not exercise its Repurchase Right for less than all of the shares without your consent, will exercise its Repurchase Right only for cash or cancellation of purchase money indebtedness for the shares of Common Stock and will give you written notice (by registered or certified mail) accompanied by payment for the shares of Common Stock within 90 calendar days after the Repurchase Event or, if later, 90 calendar days after a proper purchase of shares following such Repurchase Event (i.e., upon exercise of the option), including after any extension of the Repurchase Period for financial accounting purposes.

(e) The repurchase price will be equal to the shares’ Fair Market Value on the date of repurchase.

(f) To ensure that the shares subject to the Company’s Repurchase Right will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you purchase upon exercise of your option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Repurchase Right, the agent will deliver to you the shares of Common Stock and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Repurchase Right, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the shares, the escrow agent will deliver the shares of Common Stock that the Company has purchased to the Company and will deliver the payment received from the Company to you.

13. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

15. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. While the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

16. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

17. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

ATTACHMENT II

2011 EQUITY INCENTIVE PLAN

ATTACHMENT III

NOTICE OF EXERCISE

COHBAR, INC.

2011 EQUITY INCENTIVE PLAN

CohBar, Inc.

16577 Chattanooga Place

Pacific Palisades, CA 90272

Attention: President

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my option that I elect to purchase the number of shares of Common Stock of CohBar, Inc. (the “Company”) for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Option dated:

Number of shares as to which option is exercised:

Shares to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the CohBar, Inc. 2011 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the shares of Common Stock issued upon exercise of the option that occurs within two years after the date of grant of the option or within one year after such shares of Common Stock are issued upon exercise of the option.

If at the time of exercise of the option the Common Stock of the Company is not publicly traded, I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Option Agreement, the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

Jon Stern